UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2016

Investar Holding Corporation

(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7244 Perkins Road

Baton Rouge, Louisiana 70808

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 27, 2016, Investar Holding Corporation (the “Company”), the holding company of Investar Bank (the “Bank”), entered into a Loan Agreement and related Note (the “Agreement”) with TIB – The Independent Bankers Bank (the “Lender”). The Agreement provides for a $20 million revolving line of credit (the “Line of Credit”), by the Lender to the Company. The maturity date of the Agreement is June 27, 2018.

Borrowings by the Company under the Agreement will bear interest at a fixed rate (the “Rate”) per annum equal to the U.S. “Prime Rate” as reported on June 27, 2016 in the Credit Markets section (or similar section) of the Wall Street Journal; provided, however, that on June 27, 2017, the Rate shall be adjusted to a fixed rate of interest equal to the Rate on such date; and, provided further, that in no event shall the Rate exceed the maximum rate permitted under applicable law.

Under the terms of the Agreement, the Company is required to pay quarterly payments of interest on the unpaid principal balance of the Line of Credit. Principal payments may be made at any time prior to maturity on June 27, 2018, on which date all unpaid principal of and accrued interest on the Line of Credit are due and payable. The Company currently has no outstanding balance on the Line of Credit.

The Line of Credit is secured by a first priority security interest in all of the capital stock of the Bank and a security interest in all property of the Bank held by the Lender.

The Agreement contains customary representations, warranties, affirmative covenants and events of default, and also contains a number of negative covenants, including, but not limited to, restrictions on mergers and similar transactions, restrictions on liens, and a prohibition on the payment of dividends or repurchase of stock during an event of default. The agreement also contains financial covenants, including requiring that the Bank maintain (i) a Tier 1 Leverage Ratio and a Common Equity Tier 1 Ratio not less than 7.5% at all times, (ii) a Tier 1 Capital Ratio and a Total Capital Ratio not less than 9.5% at all times, (iii) a return on average assets of no less than 0.70% as of the end of each fiscal quarter, annualized on a year-to-date basis, (iv) Classified Assets (as defined in the Agreement) at no more than 35% of the Bank’s Tier 1 Capital plus allowance for loan and lease losses, and (v) a total loans to total assets ratio of no more than 85% at all times.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

From time to time, in the ordinary course of business, the Lender has provided, and may in the future provide, correspondent banking services to the Bank, for which the Lender has received and may continue to receive customary fees. In addition, the Lender and the Bank previously entered an agreement which provides for an $8 million unsecured federal funds line of credit by the Lender to the Bank.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The relevant disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement, dated as of June 27, 2016, by and between Investar Holding Corporation, as borrower, and TIB – The Independent Bankers Bank, as lender, filed herewith.
10.2	Promissory Note, dated as of June 27, 2016, by and between Investar Holding Corporation, as maker, and TIB – The Independent Bankers Bank, as payee, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: June 30, 2016	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement, dated as of June 27, 2016, by and between Investar Holding Corporation, as borrower, and TIB – The Independent Bankers Bank, as lender, filed herewith.
10.2	Promissory Note, dated as of June 27, 2016, by and between Investar Holding Corporation, as maker, and TIB – The Independent Bankers Bank, as payee, filed herewith.